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                                                                    Exhibit 23.3

                  [Letterhead of Commerce & Finance Law Office]

                                                                   June 14, 2004

NetEase.com, Inc.
2/F, Tower B
Keeven International Research & Development Centre
No.43, West Road North Third Ring Road, Haidian District
Beijing 100086, People's Republic of China

Dear Sirs,

                Re: Consent of People's Republic of China Counsel

     We consent to the reference to our firm under the heading "Enforcement of Civil Liabilities" in the annual report on Form 20-F for the year 2003 of NetEase.com, Inc. to be filed with the Securities and Exchange Commission in the month of June 2004.

                                               Very truly yours,

                                               Commerce & Finance Law Office


                                               /s/ Commerce & Finance Law Office
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